Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184378) pertaining to the China Mobile Games and Entertainment Group Limited Share Option Scheme of our report dated April 26, 2013, with respect to the consolidated financial statements of China Mobile Games and Entertainment Group Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2012.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

April 26, 2013